UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (214) 661-7488

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On March 10, 2014, Alex Vaickus, Chief Executive Officer of Wilhelmina International, Inc. (“Wilhelmina”) will make a presentation at the Roth Investor Conference, which is being held at the Ritz Carlton hotel, Dana Point, CA. During the conference, Mr. Vaickus will present the presentation attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference. This presentation contains preliminary estimated unaudited financial results for the year ended and as of December 31, 2013. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. The estimates contained in the presentation may differ from actual results. This data has been prepared by, and is the responsibility of, management based on a number of assumptions and has not been reviewed or audited by the Company's independent registered public accounting firm. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. During the course of the preparation of the financial statements and related notes and the Company's year-end audit, additional items that would require material adjustments to the preliminary financial information may be identified. The presentation includes certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are included in the presentation. The presentation materials will be available on the Registrant’s website at www.wilhelmina.com on and after the date of the presentation.

Item 7.01 Regulation FD Disclosure.

The presentation attached to this Form 8-K as Exhibit 99.1 is incorporated herein by reference. The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Roth Investor Conference Presentation dated March 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John Murray
Name: John Murray
Title: Chief Financial Officer